UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 25, 2013

CALIFORNIA WATER SERVICE GROUP

(Exact name of Registrant as Specified in its Charter)

Delaware	1-13883	77-0448994
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1720 North First Street San Jose, California	95112
(Address of principal executive offices)	(Zip Code)

(408) 367-8200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                      Regulation FD Disclosure.

On October 30, 2013, California Water Service Company (“Cal Water”), a wholly-owned subsidiary of California Water Service Group (“Group”), entered into a settlement agreement (the “Settlement Agreement”) with the Office of Ratepayer Advocates of the California Public Utilities Commission (the “CPUC”) and other parties to its 2012 General Rate Case. Group is filing this Current Report on Form 8-K to provide additional detail regarding the Settlement Agreement.

The Settlement Agreement is based on a reduced sales forecast reflecting successful water conservation efforts by Cal Water’s customers.  The Settlement Agreement also includes CPUC authorization of an increase in Cal Water’s base rates, among other things.  The CPUC may or may not adopt the Settlement Agreement as proposed by the parties.

The following table summarizes the changes in Group’s operating revenue that would result from adoption of the Settlement Agreement:

2014 Operating Revenue and Water Production Costs Reconciliation (Amounts in thousands)

Change in Operating Revenue
Decrease in 2014 operating revenue due to reduced sales forecast in Settlement Agreement	$(54,063)
Increase in 2014 operating revenue due to proposed rate increase in Settlement Agreement	45,329
Net decrease in 2014 operating revenue due to reduced sales forecast and proposed rate increase in Settlement Agreement	$(8,734)

Change in Water Production Costs
Decrease in 2014 water production costs due to reduced sales forecast in Settlement Agreement	$28,841

Net benefit in 2014 due to Settlement Agreement	$20,107

2014 Rate Base (Amounts in thousands)

Rate Base used in calculating 2014 rates	$867,561
Rate case uses adopted capital structure of 53.4% equity at 9.43% and 46.6% debt at 6.24%

The reduced sales forecast included in the Settlement Agreement would result in a decrease of $54.0 million in Group’s 2014 operating revenue based on current rates. However, the rate increase proposed in the Settlement Agreement would result in an increase of $45.3 million in Group’s 2014 operating revenue based on the reduced sales forecast included in the Settlement Agreement.  As a result, the net decrease in Group’s 2014 operating revenue resulting from the Settlement Agreement would be $8.7 million.

The reduced sales forecast included in the Settlement Agreement would result in a decrease of $28.8 million in Group’s adopted water production costs in 2014 due to Cal Water’s lower sales forecast and source mix changes.  Accordingly, the change in operating revenue combined with the change in water production costs resulting from the Settlement Agreement would result in a net benefit to Group of $20.1 million in 2014.

Under the terms of the Settlement Agreement, Cal Water would be authorized to increase rates in 2015 and 2016, which would result in an increase in Group’s operating revenue of approximately $10.0 million in each of 2015 and 2016.  The sales forecast in the Settlement Agreement is the same in 2014, 2015 and 2016.

All of the changes and potential changes to Group’s results described in the table and paragraphs above are based on Cal Water’s sales forecasts and authorized rate increases included in the Settlement Agreement. Group’s actual results will vary depending on actual sales of water and actual rate changes.

If the Settlement Agreement is approved as proposed, Cal Water would also be authorized to invest $447.0 million in districts throughout California over the three-year period from January 1, 2013 through December 31, 2015 in order to provide a safe and reliable water supply to its customers. Included in the $447.0 million in water system infrastructure improvements is $126.0 million that would be recovered through the CPUC’s advice letter procedure upon completion of qualified projects. Before applying advice letter projects, Cal Water’s 2014 regulated rate base as proposed in the settlement would be $867.6 million. This rate base does not reflect investments made by Cal Water in systems not regulated by the CPUC.

This Current Report on Form 8-K contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“Act”).  The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the Act.  Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management’s judgment about Group, the water utility industry and general economic conditions.  Such words as would, expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements.  The forward-looking statements are not guarantees of future performance.  They are subject to uncertainty and changes in circumstances.  Actual results may vary materially from what is contained in a forward-looking statement.  Factors that may cause a result different than expected or anticipated include, but are not limited to: governmental and regulatory commissions’ decisions; changes in regulatory commissions’ policies and procedures; the timeliness of regulatory commissions’ actions concerning rate relief; new legislation; electric power interruptions; increases in suppliers’ prices and the availability of supplies including water and power; fluctuations in interest rates; changes in environmental compliance and water quality requirements; acquisitions and our ability to successfully integrate acquired companies;  the ability to successfully implement business plans; changes in customer water use patterns; the impact of weather on water sales and operating results; access to sufficient capital on satisfactory terms; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences of acts of this type; the involvement of the United States in war or other hostilities; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; and, other risks and unforeseen events.  When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission (SEC).  Group assumes no obligation to provide public updates of forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA WATER SERVICE GROUP

Date: November 25, 2013	By:	/s/ Thomas F. Smegal
	Name:	Thomas F. Smegal
	Title:	Vice President, Chief Financial Officer and Treasurer